Exhibit 99.1

McEwen Copper: Los Azules Progress Report #3

Drilling returns:

330.0 m of 0.83% Cu including 103.4 m of 1.31% Cu (AZ22146)

298.0 m of 0.55% Cu including 54.0 m of 1.38% Cu (AZ22149)

176.0 m of 1.00% Cu including 44.0 m of 1.38% Cu (AZ22158)

TORONTO, June 23, 2022 - McEwen Copper Inc., a subsidiary of McEwen Mining Inc. (NYSE: MUX) (TSX: MUX), is pleased to provide its 3rd progress report on the advancement of its large Los Azules copper project located in the San Juan province, Argentina.

Improving Our Knowledge & Confidence of This Copper Resource

The objectives of our 59,000-meter (m) drilling program at Los Azules are to:

•	upgrade the Inferred mineral resources to Indicated;
•	conduct metallurgical, hydrological and geotechnical drilling to accelerate our study work; and
•	selectively test high value exploration targets.

This program will almost double the historic database of 66,000 m of drilling from 202 holes. So far in 2022, some 13,500 m have been drilled in 29 holes and assays have been returned for 6,035 m of drilling from 15 holes, which are designed to improve confidence and increase our Indicated resource category. Figure 4 profiles the sections and hole locations relevant to this update.

The cross-sections in Figures 1 to 3 are displaying current inclined and historic vertical holes, with histograms of total copper content along their length, overlayed on a simplified interpretation of overburden, leached, enriched and primary mineral zones, and the 30-year pit shell (shown by blue line), as defined by the 2017 Preliminary Economic Assessment (PEA).

Figure 1 – Cross-section B-B’

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Section B-B', shown in Figure 1, includes hole AZ22146, which produced an attractive intercept of 0.83% Cu over 330.0 m, and included an interval of 103.4 m grading 1.31% Cu. This result correlates well with hole AZ22142 (Figure 2) on section A-A' which intersected 419.1 m of 0.79% Cu and includes 104.0 m of 1.00% Cu in the enriched supergene zone. This represents 200 m of continuity of mineralization, consistent with the lithological and structural features that control the distribution of copper and gold at Los Azules.

Holes AZ22145 (181.0 m of 0.18% Cu) and AZ22148 (239.0 m of 0.26% Cu) located on the southwest flank of the deposit returned grades within the expected ranges for the flanks of the deposit. Results from both holes compare favourably to AZ0618 (228.4 m of 0.21% Cu) from an early drill program. It is notable that many of the holes ended in mineralization.

Figure 2 – Cross-section A-A’

Hole AZ22144 (Figure 2) was drilled in the area of Inferred mineralization, as classified in the 2017 Preliminary Economic Assessment (PEA) and returned 448.6 m of 0.30% Cu. The drill hole ended in visible copper mineralization 294 m below the 30-year pit limit from the 2017 study, indicating potential at depth. The grade and extent of mineralization compares well to historic hole AZ1297 (911.0 m of 0.34% Cu) and to previously released hole AZ22143 (310.5 m of 0.20% Cu).

Assay results are now being returned for Section C-C’ (Figure 3) completed 400 m north of Section B. Hole AZ22149 drilled within an area classified as Indicated (2017 PEA) returned 298.0 m of 0.55% Cu and included 54.0 m of 1.38% Cu beginning at 376.0 m down-hole. Hole AZ22147, drilled along the far southwest flank of the deposit, returned low-grade mineralization in an area classified as Inferred mineralization in the 2017 PEA.

Partial assay results have been returned for hole AZ22158 (Figure 4). located 300 meters south of section A. It correlates well with the high-grade mineralization in hole AZ22142. Results to-date for this hole are 176.0 m grading 1.00% Cu in the enriched mineralization zone and includes an interval of 44 m grading 1.38% Cu.

Figure 3 - Cross-section C-C’

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Figure 4 - Sections A-A', B-B', C-C' shown relative to the 2017 PEA pit shell and Indicated and Inferred Resources

C'
B'
A'
AZ22146
AZ22149
AZ22158
AZ22148
AZ22145
AZ22147
AZ22150
AZ22144
Legend
Indicated
Inferred
2017 Pitshell
0
1000m
C
B
A
N

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Link to Drilling Results and Hole Collar Locations and Lengths for April to May 2022 at Los Azules: https://www.mcewenmining.com/files/doc_news/archive/2022/202206_LosAzules/2022_06_Los_Azules_Update_3.xlsx (alternatively see Tables 1 and 2 at the end of this press release).

Hyperspectral Scanning

Two geoLOGr hyperspectral rock analyzers are being used to guide and improve the robustness of the geological and metallurgical modelling and further our knowledge of the deposit and potentially revealing additional exploration targets.

Roads

Los Azules is no longer remote as a result of our work this year. We have constructed a lower altitude road access that provides us with the opportunity for year-round work at the site. The diagram below illustrates the important elevation difference between our exploration road (shown in blue) that allowed 5 to 6-month access to site and our new road access (shown in orange) that, in combination, will provide 12-month access. Having two roads into Los Azules represents an important development and safety feature for the project.

Figure 5 – Los Azules Road Access

Technical Information

The technical content of this news release has been reviewed and approved by Stephen McGibbon, P.Geo, SVP Exploration of McEwen Mining and a Qualified Person as defined by NI 43-101.

All samples were collected in accordance with generally accepted industry standards. Drill core samples usually taken at 2 m intervals are split and submitted to Alex Stewart International laboratory in Mendoza, Argentina for the following assays: gold determination using fire assay fusion and an atomic absorption spectroscopy finish (Au4-30); a 39 multi-element suite using ICP-OES analysis (ICP-AR 39); copper content determination using a sequential copper analysis (Cu-Sequential). An additional 19-element analysis (ICP-ORE) was performed for samples with high sulfide content.

The Company carries out a Quality Assurance / Quality Control program consistent with NI 43-101 and industry best practices utilising a combination of standards and blanks approximately one in every 25 samples. Results are monitored as the final certificates are received and any re-assay requests are sent back immediately. Pulp and prep duplicate sample analyses are also taken as part of the QAQC process. Approximately 5% of sample pulps are sent to a secondary laboratory for check assays. In addition, the assay lab performs its own internal QAQC checks with results available in the certificates for review by the Company.

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Table 1 – Drill Results April-May 2022 at Los Azules

Hole-ID	Section	Predominant Mineral Zone	From (m)	To (m)	Length (m)	Cu %	Au (g/t)	Ag (g/t)	Comment
AZ22144	A	Total	58.0	506.6	448.6	0.30	0.02	0.84
incl		Enriched	58.0	204.0	146.0	0.31	0.01	0.52
and		Primary	204.0	506.6	302.6	0.29	0.02	1.00	incl 104.6m of 0.48% Cu
AZ22145	B	Total	76.0	257.0	181.0	0.18	0.02	1.90
incl		Enriched	76.0	194.0	118.0	0.16	0.03	2.25
and		Primary	194.0	257.0	63.0	0.21	0.01	1.26
AZ22146	B	Total	91.0	421.5	330.0	0.83	0.11	2.30
incl		Enriched	91.0	394.0	303.0	0.86	0.11	2.26	incl. 103.4m of 1.31% Cu
and		Primary	394.0	421.5	27.0	0.50	0.10	2.76
AZ22147	C	Total	60.0	240.8	180.8	0.03	0.02	0.50
incl		Enriched	60.0	67.0	7.0	0.10	0.08	1.27
AZ22148	B	Total	76.0	315.0	239.0	0.26	0.02	1.01
incl		Enriched	76.0	212.0	136.0	0.33	0.02	0.85
and		Primary	212.0	315.0	103.0	0.16	0.02	1.23
AZ22149	C	Total	130.0	428.0	298.0	0.55	0.04	1.62
incl		Enriched	130.0	278.0	148.0	0.34	0.02	0.32
and		Primary	278.0	428.0	150.0	0.76	0.06	2.91	incl. 54m of 1.38% Cu from 376m
AZ22150		Total	78.0	257.4	179.4	0.14	0.01	0.53
incl		Enriched	78.0	126.0	48.0	0.04	0.01	0.25
and		Primary	126.0	257.4	131.4	0.17	0.01	0.63
AZ22158		Enriched	76.0	252.0	176.0	1.00	0.09	1.46
incl			144.0	188.0	44.0	1.38	0.11	2.36

Table 2 - Hole Collar Locations and Lengths for April-May 2022 Drill Results at Los Azules

HOLE-ID	Azimuth	Dip	Length	Loc X	Loc Y	Loc Z
AZ22144	250	-70	507	2382889	6559204	3688
AZ22145	250	-73	257	2382912	6559411	3628
AZ22146	250	-75	422	2383406	6559591	3644
AZ22147	250	-68	241	2382558	6559708	3642
AZ22148	250	-75	315	2383106	6559482	3647
AZ22149	70	-77	428	2382879	6559875	3618
AZ22150	70	-82	257	2382670	6559536	3661
AZ22158	250	-65	300	2383561	6559115	3627
Coordinates listed in Table 2 based on Gauss Kruger - Campo Inchauspe Zone 2

McEwen Mining Inc.	Page 5

WEBSITE

www.mcewenmining.com

CONTACT INFORMATION

150 King Street West

Suite 2800, P.O. Box 24

Toronto, ON, Canada

M5H 1J9

Investor Relations:

(866)-441-0690 Toll-Free

(647)-258-0395

Mihaela Iancu ext. 320

info@mcewenmining.com

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McEwen Mining Inc.	Page 6